Exhibit 10.04

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (which together with the attached exhibits, are referred to herein as (the "Agreement"), is entered into this 25th day of April 2011, by and between Gleeworks Incorporated, a Delaware corporation (the "Company"), and the Members of Capital Art, LLC a California corporation with company registration number 03510128 ("CAL”) who agree to become parties to this Agreement ("Selling Members") listed in Exhibit B as evidenced by their signatures in Exhibit C hereto.

WHEREAS, the Selling Members wish to sell and the Company desires to purchase One Hundred Percent (100%) of the Membership Interests of Capital Art, LLC . (the "CAL Interests"), as defined herein, in exchange for Seven Million, Five Hundred Thousand (7,500,000) shares of the Company's common stock as defined herein (the "Acquisition Shares"), upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of and in reliance on the mutual promises and representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Selling Members and the Company agree as follows:

1. Definitions

1.1 "Associate" means with respect to any person, (i) any member of the immediate family of such person, (ii) any entity of which such person, or any member of the immediate family of such person, directly or indirectly, owns any equity interest, (iii) any entity of which such person, or any member of the immediate family of such person, serves as a director or executive officer, and (iv) any entity that directly or indirectly controls, or that is directly or indirectly controlled by or under common control with, such person or any member of the immediate family of such person.

1.2 "Company Disclosure Documents" means the Company Financials (as defined herein), material agreements and corporate documents, and other information related to the Company material to its operations including but not limited to the Company Financials as listed in Exhibit A to this Agreement and any and all interim data or filings through the date hereof to be provided by the Company pursuant to this Agreement.

1.3 "Liabilities" means liabilities, obligations, or commitments of any nature, absolute, accrued, contingent, or otherwise, known or unknown, whether matured or unmatured.

1.4 "CAL Interests" means all the Membership Interests of Capital Art, LLC., a US corporation, comprising of Forty (40) Members having One Hundred Percent (100%) of the right, title and interests in Capital Art, LLC.; provided however that unless the holders of more than eighty percent (80%) of the CAL Interests become parties to this Agreement then it shall automatically terminate notwithstanding any terms contained herein to the contrary.

1.5 "CAL Disclosure Documents" means the Capital Art, LLC . Financials (as defined in Section 5.4 herein) and the disclosure documents listed in Exhibit A to this Agreement.

1.6 “CAL Financials” means the Capital Art, LLC. Financials (as defined in Section 5.4 herein).

1.7 "CAL Assets" means assets (excluding the books and records of the Selling Members), properties, leases, contracts, agreements, and rights of Capital Art, LLC. of every type and description, real, personal, and mixed, tangible and intangible, including without limitation, all cash on hand and in banks, trade accounts receivable, other accounts receivable, deposits, prepaid items, furniture and fixtures, office equipment and supplies, real property and improvements, leases and leasehold improvements, trademarks, other tangible properties, and its business as an ongoing concern, goodwill and proprietary computer software and systems, as contained in the CAL Financials and more fully described in Exhibit A hereto.

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1.8 "Person" means any individual, corporation, professional corporation, limited partnership, association or any other legal entity through which an individual or business might organize himself or itself.

1.9 "Subsidiary" means any corporation, joint venture or entity which is partly or wholly owned by either the Company or CAL as the context permits.

1.10 "Tax" or "Taxes" mean any federal, state, local, or foreign income, gross receipts, profits, franchise, doing business, transfer, sales, use, payroll, occupation, real or personal property, excise and similar taxes (including interest, penalties, or additions to such taxes).

1.11 "Tax Returns" or "Tax Reports" mean all returns, reports, estimates, information returns and statements of any nature with respect to Taxes.

2. Purchase and Sale of CAL Interests

2.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, as defined in Paragraph 3.1, the Selling Members listed in Exhibit B agree to sell and transfer the CAL Interests to the Company and the Company agrees to purchase the CAL Interests for the Purchase Price and other consideration set forth in this Agreement.

2.2 Purchase Price. In exchange for the CAL Interests, the Company shall issue the Acquisition Shares, in denominations and in the names of such Selling Members as defined in Exhibit B.

3. Closing

3.1 Date and Place. The closing of the delivery and transfer of the CAL Interests (the "Closing") shall occur on a date ("Closing Date") to be mutually agreed upon by the Selling Members and the Company after exchange of all books, records, financial information, documents and other materials reasonably deemed necessary for completion of the transaction contemplated under this Agreement. Exchange of documents under this Agreement shall begin as soon as possible after execution. In any case, the Closing Date shall be no later than 30 days from date of this agreement, unless otherwise agreed upon by the parties, and the effective date of this transaction shall be the date of Closing (the "Effective Date").

3.2 Transactions and Document Exchange at Closing. At the Closing, the following transactions shall occur and documents shall be exchanged, all of which shall be deemed to occur simultaneously.

3.3 By the Selling Members. If requested, the Selling Members will deliver, or cause to be delivered to the extent such documentation and information exists, to the Company:

3.4 The documents necessary to transfer the CAL Interests to the Company pursuant to this Agreement, in proper form and substance reasonably acceptable to the Company; and,

3.5 The Certificate of Representations and Warranties executed by the President of CAL, as defined in Paragraph 7.1; and,

3.6 The information as set forth in Paragraph 7.6; and,

3.7 Such other documents, instruments, and/or certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which are reasonably determined by the parties to be required to effectuate the transactions contemplated in this Agreement, or as otherwise may be reasonably requested by the Company to further the intent of this Agreement; and,

3.8 Financial statements of CAL dated as of its most recent year end prior to the Closing Date covering all operations since the inception of CAL. The Selling Members shall also deliver or cause to be delivered all books and records of CAL to the extent available and necessary to perform an audit of its books as of its most recent month end prior to the Closing Date in accordance with Regulation S-X, which books and records shall present fairly the financial condition and results of operations of CAL since the date of its audited financial statements, in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting period; and,

3.9 Any federal and state income payroll tax and sales tax returns filed by CAL and all correspondence related thereto.

3.10 By the Company. If requested in writing, the Company will deliver, or cause the following to be delivered to the extent such documentation and information exists, to the Selling Members;

3.11 The Acquisition Shares, as calculated according to Paragraph 2.2;

3.12 Stock certificate(s) in the name of the Selling Members of the Company's Common Stock and a Certificate of Representations and Warranties, as defined in Paragraph 6.1;

3.13 The opinion of counsel as set forth in Paragraph 6.4;

3.14 Such other documents, instruments, and/or certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which are reasonably determined by the parties to be required to effectuate the transactions contemplated in this Agreement, or as otherwise may be reasonably requested by the Selling Members in furtherance of the intent of this Agreement.

3.16 Post-Closing Documents. From time to time after the Closing, upon the reasonable request of any party, the party to whom the request is made shall deliver such other and further documents, instruments, and/or certificates as may be necessary to more fully vest in the requesting party the consideration provided for in this Agreement or to enable the requesting party to obtain the rights and benefits contemplated by this Agreement, including but not limited to delivery of records of all books and records of CAL since inception.

4. Representations and Warranties of the Company

The Company represents and warrants to the Selling Members that:

4.1 Organization and Authority. The Company is incorporated in Delaware with the corporate power and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been, or will be prior to Closing, duly authorized by all requisite corporate actions on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid, binding and enforceable obligation of the Company.

4.2 Ability to Carry Out Agreement. To the best of the Company's knowledge and belief, the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any provisions of applicable law, any agreement, instrument, judgment, order or decree to which the Company is a party or to which the Company is subject. No consents of any persons under any contract or agreement required to be disclosed pursuant to this Agreement are required for the execution, delivery and performance by the Company of this Agreement.

4.3 The Shares. The Shares to be issued pursuant to this Agreement will be issued at Closing, free and clear of liens, claims and encumbrances, subject to a One (1) Year Restriction and the Company has all necessary right and power to issue the Shares to the Selling Members as provided in this Agreement without the consent or approval of any person, firm, corporation or governmental authority.

4.4 Capitalization of the Company. As of April 25th, 2011, the authorized capital of the Company is comprised of Four Hundred and Fifty Million (450,000,000) shares of $.0001 par value common stock (the “Common Stock”) and Fifty Million (50,000,000) preferred shares, of which Seven Million and Fifty Two Thousand, One Hundred and Seventy Two (7,052,172) shares of Common Stock are issued and outstanding, and none of the shares of the Preferred shares are issued and outstanding.

At Closing, the Company will have approximately Fourteen Million, Five Hundred and Fifty Two Thousand, One Hundred and Seventy Two (14,552,172) shares of Common Stock issued and outstanding. Except as set forth herein and on, Exhibit A, at Closing the Company will not have any other derivative securities issued and outstanding or subject to any issuance at future date pursuant to any contract or agreement now in force and effect, including but not limited to options, warrants, convertible securities, or other rights, or any instrument, exchangeable or exercisable for or convertible into securities of the Company.

4.5 Financial Information. The Selling Members have had access to and received copies of the Company's Annual Reports (included in the attached Exhibit A and styled as the "Company Disclosure Documents"). The Company has no obligations or liabilities (whether accrued, absolute, contingent, liquidated or otherwise which are not fully disclosed and adequately provided for in the Company Financials, excepting liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the date of the Company Financials ("Subsequent Debt"), none of which (individually or in the aggregate) are material except as may be identified on Exhibit A attached hereto. Except as indicated in the Company Disclosure Documents, there exists no default under the provisions of any instrument evidencing such indebtedness or of any agreement relating thereto.

4.6 Litigation. To the best knowledge and belief of the Company, except as disclosed pursuant to this Agreement and the attached Exhibit A, there is neither pending nor threatened, any action, suit or arbitration to which its property, assets or business is or is likely to be subject and in which an unfavorable outcome, ruling or finding will or is likely to have a material adverse effect on the condition, financial or otherwise, or properties, assets, business or operations, which would create a material liability on the part of the Company, or which would conflict with this Agreement or any action taken or to be taken in connection with it.

4.7 Contracts. Except as described in the Company Disclosure Documents (Exhibit A hereto), there are no contracts, actual or contingent obligations, agreements, franchises, license agreements or other commitments between the Company or other third parties which are material to the business, financial condition or results of operation of the Company, taken as a whole. For purposes of the preceding sentence, the term "material" refers to any obligation or liability which by its terms calls for aggregate payments of more than Ten Thousand Dollars ($10,000).

4.8 Material Contract Breaches; Defaults. Except as described in Exhibit A hereto, to the best of the Company's knowledge and belief, except as disclosed in the Company Disclosure Documents, it has not materially breached, nor has it any knowledge of any pending or threatened claims or any legal basis for a claim that it has materially breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or is bound and which might give rise to a claim by anyone against the Acquisition Shares. Except as described in Exhibit A to the best of its knowledge and belief except as disclosed herein or in the Company Disclosure Documents, the Company is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which might give rise to a claim against the Acquisition Shares, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment which might give rise to a claim against the Acquisition Shares in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

4.9 Securities Laws. The Company is not a public company and represents that, except as disclosed herein or in the Company Disclosure Documents, the Company does not have any existing or threatened liabilities, claims, lawsuits, or basis for the same with respect to its original stock issuance to its founders, its initial public offering, any other issuance of stock, or any dealings with its stockholders, the public, the brokerage community, the SEC, any state regulatory agencies, or other persons. The Company is currently exempt from filing periodic reports under Section 12(g) of the '34 Act.

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE); OR (3) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND OTHER JURISDICTIONS.

4.10 Brokers. The Company has not agreed to pay any brokerage fees, finders' fees or other fees or commissions with respect to the transactions contemplated in this Agreement which could give rise to a claim against the Acquisition Shares or any portion thereof. The Company further agrees to indemnify and hold harmless the Selling Members against liability to any other broker claiming to act on behalf of the Company.

4.11 Corporate Records. Copies of all corporate books and records, including, but not limited to, any other documents and records of the Company relating to the business of its shareholders and directors to the extent the Company has such, will be provided to CAL at Closing at the written request of CAL. All such records and documents are and will be complete, true and correct.

4.12 Approvals. Except as otherwise provided in this Agreement, no authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by the Company in connection with the execution, delivery or performance of this Agreement.

4.13 Full Disclosure. The information concerning the Company, set forth in this Agreement and in the Company Disclosure Documents, is, to the best of the Company's knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

5.	Representations and Warranties of the Selling Members

To the best of their knowledge and belief and save as Disclosed in the CAL Disclosure Documents the Selling Members represent and warrant to the Company that:

5.1 Organization and Authority. CAL is a corporation duly organized, validly existing and in good standing under the laws of California with the power and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been, or will be prior to Closing, duly authorized by all requisite action on the part of CAL as required, or otherwise, to the extent, if any, that such authorizations are necessary. This Agreement has been duly executed and delivered by CAL and constitutes the valid, binding, and enforceable obligation of CAL, subject to equitable principles and laws of bankruptcy and similar laws.

5.2 Ability to Carry out Agreement. The execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any provisions of applicable law, any agreement, instrument, judgment, order or decree to which CAL is a party or to which CAL is subject, other than such violations, breaches, or defaults which, singly or in the aggregate, do not have a material adverse effect on its business as a whole or on the enforceability or validity of this Agreement. No consents of any persons under any contract or agreement required to be disclosed or disclosed pursuant to this Agreement are required for the execution, delivery, and performance by the Selling Members of this Agreement.

5.3 Capitalization: Title to Units. As of the date of execution of this Agreement, the CAL Interests, expressed by a total of Fifteen Million (15,000,000) Units, are One Hundred percent (100%) held by the Selling Members in the amounts opposite their names on Exhibit B hereto. Other than the Selling Members, CAL does not have any New or proposed Members and only the Selling Members defined herein on Exhibit B are party to this agreement.

5.4 Financial Information. The Selling Members have provided to the Company, or if requested, will provide prior to Closing, financial statements of CAL for all fiscal years ended since the inception of CAL and reports for such interim periods ending since the latest fiscal year ended, and such other documents and information relating to CAL's current financial condition including but not limited to its purchase, operation and disposition, if any, of any CAL assets and liabilities. Such financial statements and other financial information shall be referred to as the "CAL Financials". If not audited, the Selling Members represent that all financial statements and reports included in the CAL Financials have been prepared from the books and records of CAL (subject to normal year-end adjustments) and present fairly the financial condition of CAL and the results of its operations for the periods therein specified, all in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods. Except as set forth in the CAL Financials, CAL has no obligations or liabilities (whether accrued, absolute, contingent, liquidated or otherwise, including without limitation any tax liabilities due or to become due) which are not fully disclosed and adequately provided for, excepting current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the date hereof, none of which (individually or in the aggregate) are material.

5.5 Conduct of Business. Since inception, except as disclosed in the CAL Disclosure Documents, CAL has not (i) discharged or satisfied any liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the CAL Financials and current liabilities incurred since the date of the CAL Financials, in each case in the usual or ordinary course of business, (ii) mortgaged, pledged or subjected to lien any of its tangible or intangible assets (other than purchase money liens incurred in the ordinary course of business for such assets not yet paid for), (iii) sold, transferred or leased any of its assets except in the usual and ordinary course of business, (iv) canceled or compromised any material debt or claim, or waived or released any right of material value, (v) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially adversely affecting its properties, business or prospects, (vi) entered into any transaction other than in the usual and ordinary course of business, except as contemplated by this Agreement, (vii) encountered any labor difficulties or labor union organizing activities, (viii) made or agreed to any wage or salary increase or entered into any employment agreement, (ix) issued or sold any securities or granted any options with respect thereto, except as disclosed pursuant to this Agreement, (x) amended its Articles of Organization, (xi) agreed to declare or pay any distributions with respect to its Selling Members, or (xii) suffered or experienced any change in, or condition affecting, the condition (financial or otherwise) of its properties, assets, liabilities, business, operations or prospects, other than changes, events or conditions in the ordinary course of its business none of which has (individually or in the aggregate) been materially adverse, except as disclosed in the CAL Disclosure Documents.

5.6 Litigation. To the best knowledge and belief of CAL, except as disclosed in the CAL Disclosure Documents, there is neither pending nor threatened, any action, suit or arbitration to which CAL's property, assets or business is or is likely to be subject and in which an unfavorable outcome, ruling or finding will or is likely to have a material adverse effect on the condition, financial or otherwise, or properties, assets, business or operations of CAL, or create any material liability on the part of CAL or conflict with this Agreement or any action taken or to be taken in connection herewith.

5.7 Contracts and Options. Except as disclosed in the CAL Disclosure Documents, there are no contracts, actual or contingent obligations, agreements, franchises, license agreements, or other commitments to which CAL is a party or by which it or any of its properties or assets are bound which are material to the business, financial condition, or its results of operation. For purposes of the preceding sentence, the term "material" refers to any obligation or liability which by their terms calls for aggregate payments of more than Ten Thousand Dollars ($10,000).

5.8 Material Contract Breaches; Defaults. Except as disclosed herein or in the CAL Disclosure Documents, to the best of the knowledge and belief of the Selling Members, CAL has not materially breached, nor have they any knowledge of any pending or threatened claims or any legal basis for a claim that CAL has materially breached, any of the terms or conditions of any agreements, contracts, or commitments to which it is a party or is bound and which are material to the business, financial condition, or results of CAL’s operations, taken as a whole. Except as disclosed by the CAL Disclosure Documents or as reserved for therein, to the best of their knowledge and belief, neither the Selling Members nor CAL are in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of CAL, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease or other commitment in respect of which CAL has not taken adequate steps to prevent such a default from occurring.

5.9 Selling Members. Exhibit B hereto accurately sets forth the identity of the Selling Members and their relationship with CAL, and the names and titles of the persons serving as directors and officers of a Selling Shareholder, if any such Selling Shareholder is a corporation.

5.10 Employee and Labor Matters. The CAL Disclosure Documents accurately set forth the names, positions, and annual salary of each person employed by CAL, including officers, whose annual salary including bonuses exceed Ten Thousand Dollars ($10,000). Except as disclosed in the CAL Disclosure Documents, CAL has no employment agreement that cannot be canceled on a thirty (30) day notice or collective bargaining agreement covering any of its employees and has encountered no material labor difficulties. The CAL Disclosure Documents also set forth a complete and accurate list of all employee benefit plans, including all profit sharing, bonus, pension or similar plans to which CAL is a party or by which CAL is bound. If requested, the Selling Members will deliver or cause to be delivered to the Company prior to Closing, complete and correct copies of all the agreements, plans, or other written materials identified in the CAL Disclosure Documents. There is no existing default by CAL under any of the agreements, plans, or arrangements identified in the CAL Disclosure Documents, and there exists no condition or circumstance which, with notice or lapse of time or both, would constitute such a default. Except as disclosed in the CAL Disclosure Documents, there is no pending or threatened labor dispute, strike, slowdown, or work stoppage, no unfair labor practice pending against CAL before the National Labor Relations Board, CAL is not engaged in any unfair labor practice, and there is no grievance or arbitration proceeding pending against, or threatened to be asserted or commenced against CAL under any collective bargaining agreement or other labor contract. All Taxes relating to CAL which it is required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the proper authorities to the extent due and payable.

5.11 Real Properties. Except as disclosed pursuant to this Agreement, CAL has full legal and beneficial title to all of the real properties owned by it, including without limitation those reflected in the CAL Disclosure Documents, free and clear of any liens or encumbrances except for current local property taxes not yet payable and any utility or other easements that do not and will not affect operations upon or about such real properties or the economic value or marketability thereof.

5.12 Other Properties and Equipment. Except as disclosed pursuant to this Agreement, CAL has good title, subject to no security interests, liens, encumbrances, or claims of others, to all structures, facilities, machinery and equipment, supplies, raw materials, vehicles, tools, parts, office equipment, furniture, furnishings, and all items of personal property and equipment in, at, on or about such real properties owned or leased by it, or used or necessary in its operations or business, including without limitation those reflected in the CAL Disclosure Documents. Each in it’s “as is, where is” actual state and condition at Closing.

5.13 Trademarks. CAL does not own or use any trademark, service mark, trade name, copyright or patent, or any registration or application for registration of any of the foregoing. Further, to the best of CAL's knowledge and belief, and that of the Selling Members, CAL has not infringed on and is not infringing upon any trademark, service mark, trade name, copyright or patent that is owned or used by any other person.

5.14 Leaseholds and Executory Contracts. Except as disclosed pursuant to this Agreement, each and every lease or executory contract to which CAL is a party is valid and enforceable. CAL has not received any notice of default by it under the terms of any such lease or executory contract which default remains uncured, and it is not in material breach or default by them under the terms of any such lease or executory contract, except as disclosed on the CAL Disclosure Documents.

5.15 Investments. CAL has provided, or if requested will provide to the Company, prior to Closing, a complete and accurate description of the CAL Assets, including but not limited to a list of all investments of CAL, which accurately sets forth the nature of CAL's interest or ownership in each investment and, if applicable, the jurisdictions in which the respective investments have been incorporated, organized, and are currently doing business. Except for the entities identified on the list to be provided to the Company, there is no corporation, limited partnership, joint venture, association, trust, or other entity or organization which CAL directly or indirectly controls or in which CAL directly or indirectly owns any equity interest or any other interest.

5.16 Permits. Except as disclosed pursuant to this Agreement, CAL has obtained and maintains in full force and effect all franchises, permits, certificates, authorizations, licenses and other similar authority required by law or governmental regulations from all applicable federal, state or local authorities and any other regulatory authorities, which are necessary for the conduct of its business as now being conducted by it and as planned to be conducted, and it is not in default or noncompliance in any material respect under any of such franchises, permits, certificates, authorizations, licenses or other similar authority.

5.17 Compliance with Laws, Rules, Etc. The capitalization, business and operations of CAL is and has been conducted in compliance with all applicable federal, state, and local laws, rules and regulations, and it is not in violation of any terms of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which it is subject, except to the extent any violation or noncompliance would not materially and adversely affect its business, operations, properties, assets, or financial condition, except to the extent that any violation or noncompliance would not result in the incurring of any material liability. Further, CAL has not been notified by any regulatory or governmental authority that it is now in violation of any law, rule, regulation, ordinance or order.

5.18 Conflict of Interest Transactions. Except as disclosed in the CAL Disclosure Documents, no past or present Member or employee of CAL, or any affiliate, and no Associate of any past or present shareholder or employee of CAL or any affiliate, (i) is indebted to, or has any financial, business, or contractual relationship or arrangement with CAL or any affiliate, (ii) has any direct or indirect interest in any property, asset, or right which is owned or used by CAL or any affiliate or (iii) has been directly or indirectly involved in any transaction with CAL or any affiliate.

5.19 Corporate Records. If requested, copies of all corporate books and records, including but not limited to the Operating Agreement, and any other documents and records of CAL will be provided to the Company at Closing. All such records and documents are complete, true and correct in all material respects.

5.20 Brokers. CAL has not agreed to pay any brokerage fees, finders' fees or other fees or commissions with respect to the transactions contemplated in this Agreement which could give rise to a claim against the Acquisition Shares or any portion thereof. CAL further agrees to indemnify and hold harmless the other parties to this Agreement against liability to any other broker claiming to act on behalf of CAL.

5.21 Approvals. Except as otherwise provided in this Agreement, to the best knowledge and belief of the Selling Members, no authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by the Selling Members or CAL in connection with the execution, delivery, or performance of this Agreement.

5.22 Full Disclosure. The information concerning CAL set forth in this Agreement, in the CAL Disclosure Documents, and in the CAL Financials is, to the best of the Selling Members' knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

5.23 Date of Representations and Warranties. Each of the representations and warranties of the Selling Members set forth in this Agreement are joint and several, and are true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

6. Conditions Precedent to Obligations of the Selling Members

All obligations of the Selling Members under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties by the Company set forth in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement. If requested, the Company shall deliver on the Closing Date a certificate to this effect, referred to as the Company Certificate of Representations and Warranties.

6.2 No Breach or Default. The Company shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

6.3 Company Disclosure Documents. If requested before Closing, the Company will have delivered to the Selling Members, or caused the delivery of the Company Disclosure Documents.

6.4 Opinion of Counsel. If requested in writing, the Company shall have delivered to the Selling Members an opinion of counsel dated the Closing Date to the effect that:

The Company is duly organized, validly existing, and in good standing under the laws of the United States, State of Delaware.

The Company has the corporate power to conduct its business as set forth in its Articles of Incorporation, as amended, and to carry on its business as now being conducted.

All corporate actions and director approvals have been properly obtained and completed by the Company, to the extent, if any, that they are necessary, for all actions required under this Agreement prior to Closing.

This Agreement has been duly authorized, executed, and delivered by the Company and is a valid and binding obligation of the Company and, in this regard, the Company shall provide the Selling Members at Closing with a certified copy of the resolution or resolutions of the Board of Directors of the Company, approving and authorizing the issuance by the Company of the Shares upon the terms and conditions herein set forth.

7. Conditions Precedent to Obligations of the Company

All obligations of the Company under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

7.1 Representations and Warranties. The representations and warranties executed by the Members of CAL, and documents signed by the Selling Members pursuant to this Agreement, shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement. The Selling Members shall cause to be delivered on the Closing Date the certificate to this effect, referred to in this Agreement as the Certificate of Representations and Warranties executed by the Members of CAL.

7.2 No Breach or Default. The Selling Members shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

7.3 Action to Transfer CAL Interests. The Selling Members shall have taken all action necessary to deliver and execute all necessary documentation required by the Company’s to transfer the CAL Interests to the Company pursuant to this Agreement.

In this regard, the Operating Agreement and Members Vote of the CAL Interests shall contain with all requisite documentary stamps, if any, affixed, as shall be required or as may be appropriate in order effectively to vest in the Company good, title to the CAL Interests free and clear of all liens, mortgages, conditional sales and other title retention agreements, pledges, assessments, covenants, restrictions, reservations, easements and all other encumbrances of every nature.

In addition to the Operating Agreement and Members Vote and delivery of the CAL Interests, the Selling Members shall have taken all action necessary to deliver all of CAL's corporate books and records, including but not limited to its files, documents, papers, agreements, formulas, books of account and records pertaining to its business, and evidence of compliance with the California statutory and related regulatory rules and regulations with respect to its Membership Interests, if reasonably required and requested by the Company's counsel.

7.4 CAL Financials. Before Closing, the Selling Members will have delivered all CAL Disclosure Documents, including but not limited to the CAL Financials, to the Company. The CAL Disclosure Documents shall specifically include income statements related to the operations of CAL’s business interests up to and including the end of April 2011; 04/30 and as updated through the date of Closing.

7.5 Approval of Other Instruments and Documents by the Company. All instruments and documents delivered to the Company pursuant to the provisions of this Agreement shall be reasonably satisfactory to the Company and its legal counsel.

7.6 Opinions, Affidavits and Declarations by the Selling Members. The Selling Members shall have delivered to the Company evidence reasonably satisfactory to the Company, and their counsel and auditors, dated as at the Closing Date, that:

CAL is duly organized, validly existing, and in good standing under the laws of the state of California and that the CAL Interests are free and clear of any and all liens, encumbrances or contingent liabilities except as disclosed pursuant to this Agreement.

CAL has the corporate power to carry on its business as now being conducted and is duly qualified to do business in he California and in any other jurisdiction where required or where the non-qualification to do business would have a material adverse affect on the value of its business.

All actions and approvals required in connection with the transfer of the CAL Interests to the Company have been properly taken, completed or obtained by the Selling Members, to the extent, if any, that they are necessary.

This Agreement has been duly authorized, executed, and delivered by the Selling Members and is a valid and binding obligation of the Selling Members.

8. Covenants and Agreements of the Selling Members

Up to and including the Closing Date, the Selling Members covenant that:

8.1 Access and Information. After the execution of this Agreement, the Selling Members will cause CAL to permit the Company to have reasonable access to all information necessary to verify the representations and warranties made herein. After the Closing, the Selling Members will cause CAL to continue to permit the Company access to such additional documentation and information as is reasonably necessary to complete the transactions contemplated under this Agreement.

8.2 Conduct of Business as Usual. Up until the Closing Date, the Selling Members shall insure that CAL's operations shall be conducted only in the usual and ordinary course, and that no change will be made to such operations which might adversely effect the value of the CAL Interests to be transferred to the Company.

8.3 Best Efforts. The Selling Members shall use their best efforts to fulfill all conditions of the Closing including the timely solicitation of affirmative consent of all third parties necessary to effect a Closing under this Agreement.

8.4 Assent to Sale of CAL Interests. In the event the sale of CAL Interests is consummated, then each of the Selling Members agrees to such sale, and waives surrenders and agrees not to exercise any rights which such Selling Members might have to purchase any CAL Interests or have CAL redeem any CAL Interests.

9. Covenants and Agreements of the Company

Up to and including the Closing Date, applicable to the period after Closing in accordance with its terms, the Company covenants that:

9.1 Changes in the Company Directors. The Company's Board of Directors currently consists of four (4) seats, three (3) of which are vacant. At Closing, the Company agrees that one (1) vacant seat on the Company's Board may be filled by up to one (1) new director to be chosen by the Selling Members. Neither the Company nor its Board shall recommend the election of any new outside director or other candidate to fill a subsequently created seat on the Board unless such candidate has been approved by the CAL representatives, or the Board or the Selling Members as a group, such consent not to be unreasonably withheld or delayed.

9.2 Maintenance of Capital Structure. Up until the Closing Date, or termination hereof, whichever is the earlier, except as disclosed herein or required under the terms of this Agreement, no change shall be made in the Articles of Incorporation or Bylaws of the Company or the authorized capital stock of the Company.

9.3 Avoidance of Distributions. Up until the Closing Date, the Company shall not declare any dividends, make any payments or distributions to its stockholders or purchase for cash or redeem any of its shares of capital stock.

9.4 Conduct of Business as Usual. Up until the Closing Date, the Company Shareholders shall conduct the Company’s operations only in the usual and ordinary course, and no change will be made to such operations which might adversely affect the value of the Company.

9.5 Access and Information. After the execution of this Agreement, the Company will permit the Selling Members to have reasonable access to all information necessary to verify the representations and warranties of the Company. After the Closing, the Company will continue to permit the Selling Members access to such additional documentation and information regarding the Company as is reasonably necessary to complete the transactions contemplated under this Agreement.

9.6 Best Efforts. The Company shall use its best efforts to fulfill or obtain the fulfill- ment of all conditions of the Closing, including the timely solicitation of affirmative consent of all third parties necessary to effect a Closing under this Agreement.

10. Termination

10.1 Termination without Cause. This Agreement may be terminated at any time prior to the Closing Date without cost or penalty to either party by mutual consent of the Selling Members and the Company.

10.2 Actions or Proceedings. By the Selling Members or the Company (unless the action or proceeding referred to is caused by a breach or default on the part of the Selling Members or the Company of any of their representations, warranties, or obligations under this Agreement) if there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of the Selling Members or the Company, made in good faith and based upon the advice of legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement.

10.3 Less than 80% of CAL Interests Participate. By the Company, if less than eighty percent (80%) of the Members of CAL's votes are tendered to the Company at the Closing.

10.4 Termination with Cause. This Agreement may be terminated, with the terminating party to be reimbursed by the other party of all expenses and costs related to this Agreement, if:

10.5 Breach or Noncompliance by the Selling Members. The Selling Members shall fail to comply in any material aspect with any of their representations, warranties or obligations under this Agreement, or if any of the representations or warranties made by the Selling Members, or any one of them, under this Agreement shall be inaccurate in any material respect which is not cured within ten (10) business days of notice of such breach.

10.6 Breach or Noncompliance by the Company. The Company shall fail to comply in any material aspect with any of its representations, warranties or obligations under this Agreement, or if any of the representations or warranties made by the Company under this Agreement shall be inaccurate in any material respect and is not cured within ten (10) business days of notice of such breach.

11. Securities Registration; Disclosure

11.1 Private Transaction. The Selling Members understand that the Shares issued pursuant to this Agreement, have not been nor will they be registered under the Act, but are issued pursuant to exemptions from registration including but not limited to Regulation D and Section 4(2) of the Act, and the Company's reliance on such exemptions in issuing the Shares is predicated in part on the representations of the Selling Members set forth herein and in the Investment Letter attached hereto as Exhibit D (the "Investment Letter"), to be executed by each of the Selling Members and delivered to the Company at Closing.

11.2 Access to Information. Each of the Selling Members represents that, by virtue of his, her or its respective economic bargaining power or otherwise, he/she/it has had access to or has been furnished with, prior to or concurrently with Closing, the same kind of information that would be available in a registration statement under the Act should registration of the Shares issued pursuant to this Agreement have been necessary, and that he, she or it has had the opportunity to ask questions of and receive answers from the Company's officers and directors, or any party acting on their behalf, concerning the business of the Company and that he, she or it has had the opportunity to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable expense or effort, necessary to verify the accuracy of information obtained or furnished by the Company.

12. Indemnification

As provided herein, the Selling Members and the Company shall each indemnify and hold harmless the other for one (1) year following the date of Closing under this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses resulting from any misrepresentations, breach of covenant or warranty, or from any misrepresentation contained in any certificate furnished hereunder. In this regard, the Selling Members agree that the Company is held harmless from and indemnified against any loss, damage, or expense resulting from the falsity or breach of any of the representations, warranties, or agreements of the Selling Members contained herein under which the Shares hereunder are transferred to the Selling Members. Likewise, the Company agrees that the Selling Members shall be held harmless from and indemnified against any loss, damage, or expense resulting from the falsity or breach of any of the representations, warranties, or agreements of the Company contained herein under which the Shares hereunder are transferred to the Selling Members. The Company's right of indemnification shall be limited exclusively to the right of offset of any loss, damages and expenses incurred against sums due Selling Members under the Shares.

13. Confidential Information

Notwithstanding any termination of this Agreement, the Company, CAL and the Selling Members, and their representatives, agree to hold in confidence any information not generally available to the public received by them from the Company, CAL or the Selling Members pursuant to the terms of this Agreement. If this Agreement is terminated for any reason, the Company, CAL and the Selling Members and their representatives will continue to hold such information as to CAL in confidence and will, to the extent requested by the Selling Members, promptly return to them all written material and all copies or abstracts thereof furnished to the Company, CAL and the Selling Members pursuant hereto. Notwithstanding any termination of this Agreement, the Selling Members and their representatives agree to hold in confidence any information not generally available to the public received by them from the Company pursuant to the terms of this Agreement. If this Agreement is terminated for any reason, the Selling Members and their representatives will continue to hold such information in confidence and will, to the extent requested by the Company, promptly return to the Company all written material and all copies or abstracts thereof given to them or their representatives pursuant thereto.

14. Conditions Subsequent to Closing

In the event the Company cannot deliver the Acquisition Shares to the CAL Shareholders at Closing, the parties to this Agreement shall proceed with the Closing in which event the Company shall, as soon as legally permitted, cause to be delivered the Acquisition Shares to the CAL Shareholders.

15. Miscellaneous Provisions

15.1 Survival of Representations and Warranties. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for three (3) years from the Closing Date. The Selling Members and the Company are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for including any investigation upon which they might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

15.2 Approval of the Selling Members. The Company and the Selling Members understand that this Agreement requires approval and participation by the Selling Members holding at least eighty percent (80%) of the CAL Interests, and thus that all rights and obligations hereunder are subject to securing such approval. Each Selling Shareholder, by its execution hereof, hereby gives its consent to the transaction contemplated by this Agreement. In the event that the requisite number of Selling Members shall fail to approve this Agreement, then notwithstanding anything contained herein to the contrary, this Agreement shall be terminated without liability to either the Selling Members or the Company.

15.3 Costs and Expenses. Each party has been represented by its own attorney(s) in this transaction and shall pay the fees of its own attorney(s), except as may be expressly set forth herein to the contrary and its own costs and expenses.

15.4 Further Assurances. At any time and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

15.5 Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

15.6 Notices. All notices and other communications hereunder shall either be in writing and shall be deemed to have been given if delivered in person, sent by overnight delivery service or sent by facsimile transmission, to the parties hereto, or their designees, as follows:

To the Selling Members:	As their names and addresses appear on the signature page hereto registered office is at Capital Art, LLC. 6150 Washington blvd Culver City California 90232 USA

To the Company:	Gleeworks, Inc.. 345 North Canon Drive Beverley Hills California 90210 USA

15.7 Headings. The paragraph and subparagraph headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

15.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.9 Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

15.10 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

15.11 Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants or conditions, express or implied, other than as set forth herein, have been made by any party.

15.12 Severability. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

15.13 Amendment. This Agreement may be amended only by a written instrument executed by the parties or their respective successors or assigns.

15.14 Facsimile Counterparts. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

15.15 Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

[Balance of page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

GLEEWORKS, INC. (the “Company”)

By: /s/ Sean Goodchild

Sean Goodchild, CEO, Gleeworks, Inc.

SELLING MEMBERS

On behalf of Capital Art, LLC

By: /s/ Norman Solomon

Norman Solomon, CEO, Capital Art, LLC.

Individual or Joint Members each signed hereto as Exhibit C

EXHIBIT "A"

Disclosure documents to the

Membership Interest Purchase Agreement

Dated April 25th 2011

A1: COMPANY DISCLOSURE DOCUMENTS

A1.1 - Certificate of Incorporation

A1.2 - Bylaws

A1.3 - Stockholders Equity Statement

A1.4 - FYE 2010 Financial statement

A2: CAL DISCLOSURE DOCUMENTS

A2.1 - Certificate of Organization

A2.2 - Operating Agreement

A2.3 - Member Vote

A2.4 - License Agreements

A2.5 - Financial Statements

A2.5.1 Balance Sheet

A2.5.2 Asset list

EXHIBIT B

to the

Membership Interest Purchase Agreement

Dated April 25th 2011

Selling Members

Name, Address and Relationship of Selling Members	Total CAL Units Held	1:2 INC SHARES
Luis Fok	54,500	27,250
Bo Y and Kim Soo Kim	10,000	5,000
Daniel B Anguaino Living Trust	30,000	15,000
Dak K Shin and Hae J Shin	10,000	5,000
Myoung Ja Kim	20,000	10,000
Micheal Meeker and Jacqueline Meeker	30,000	15,000
John R. Meeker and Urusula Meeker	14,000	7,000
William A. Denny and Sharon G. Denny	15,000	7,500
Robert Englander trustee fbo Robert L. Englander trust	5,000	2,500
M. Pedote and D. Pedote ttees fbo Pedote family trust dtd 12/12/03	5,000	2,500
Daniel Edmundson	30,000	15,000
Leonardo Rastelli	60,000	30,000
Lorenzo Rastelli	60,000	30,000
Noeleen and Brendan Lynch	100,000	50,000
Paul Goodchild	40,000	20,000
M Goodchild	60,000	30,000
S M Towson	60,000	30,000
Sarah O'Donnell	200,000	100,000
Isabel Moeller	70,000	35,000
James Hurwitz	30,000	15,000

Name, Address and Relationship of Selling Members	Total CAL Units Held	1:2 INC SHARES
John Schnepf	7,500	3,750
Kathleen Dallas Orr	5,000	2,500
Kevin Mabbutt	4,000	2,000
Robert Bear	80,000	40,000
Norman Solomon	3,960,000	1,980,000
Gregory Amerson	200,000	100,000
Irina Hill	100,000	50,000
Ken Dunn	120,000	60,000
Neal Handel	50,000	25,000
Eileen Davidson	50,000	25,000
Micheal Gelardi	50,000	25,000
Kai Panholtzer	40,000	20,000
Alberto Giraldo	120,000	60,000
Cara Tompkins	40,000	20,000
David Steiner	200,000	100,000
Bill Cameron	50,000	25,000
Gerald Freeman	20,000	10,000
Sean Goodchild	500,000	250,000
Western Canon Ltd	6,500,000	3,250,000
Angel Consultants, Inc.	2,000,000	1,000,000
TOTAL	15,000,000	7,500,000
EXCHANGE RATIO	2	1

EXHIBIT C

to the

Membership Interest Purchase Agreement

Dated April 25th, 2011

Selling Member

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

______________________________________

(Signature)

Name: _________________________________

Date: 25th of April 2011

______________________________________

(Signature)

Name: _________________________________

Date: 25th of April 2011

EXHIBIT D

To the

Membership Interest Purchase Agreement

Dated April 25th 2011

Investment Letter

The Undersigned hereby represents to Gleeworks, Incorporated (the “Company"):

(1) The Seven Million, Five Hundred Thousand (7,500,000) shares of the Company common stock acquired by the undersigned on April 25th 2011 (the "Shares"), were acquired by the Undersigned, for the Undersigned's own account and for investment. Upon receipt of the shares, the Undersigned may be deemed an affiliate of the Company and may be required to file Schedule 13-D and Form 3 pursuant to the requirements of the Securities Exchange Act of 1934 (the "Act").

(2) The Undersigned acknowledges that the Shares are being issued by the Company and in reliance on exemptions from registration, including but not limited to Section 4(2) and 4(1) of the Security Act of 1933, as amended (the "Act") and applicable state securities laws, and the Undersigned agrees not to sell, transfer or otherwise dispose of the Shares except in compliance with the Act and applicable state securities laws. The representations and warranties by the Undersigned in this Investment Letter will be used and relied upon by the Company to issue the Shares to the Undersigned pursuant to Section 4(2) of the Act and Regulation D thereunder, and applicable state securities laws and the Undersigned will notify the Company immediately of any material changes to the representations made herein.

(3) The Undersigned acknowledges that it has been furnished with disclosure documents which it feels adequate and necessary to make an economic decision to acquire the Shares, including but not limited to the Company's most recent Annual Report.

(4) The Undersigned further acknowledges that it has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company concerning the terms and conditions pursuant to which the Shares are being purchased. The Undersigned has had the opportunity to obtain any additional information which it possesses or can acquire without unreasonable effort or expense necessary to verify the accuracy of information furnished by the Company. The Undersigned has been afforded an opportunity to examine such documents and other information which it has requested for the purpose of verifying the financial stability of the Company.

(5) The Undersigned is fully aware that there is no market for the Shares. The Undersigned is also aware of the applicable limitations on its resale of any securities such as the Shares, and that the Shares and any and all certificates issued in replacement thereof or in exchange therefore, will bear a restrictive transfer legend in the following form:

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE); OR (3) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND OTHER JURISDICTIONS.

(6) By reason of the Undersigned's knowledge and experience in financial and business matters in general, and investments in particular, the Undersigned is capable of evaluating the merits and bearing the economic risks of an investment in the Shares and fully understands the speculative nature of the Shares and the possibility of loss of the Undersigned's entire investment in the securities used to acquire the Shares.

(7) The present financial condition of the Undersigned is such that it is under no present or contemplated future need to dispose of any portion of the Shares to satisfy an existing or contemplated undertaking, need or indebtedness.

Very truly yours,

/s/ Sean Goodchild

Sean Goodchild

CEO, Gleeworks, Inc.

______________________________________

(Signature)

Name: ________________________________

Date: 25th of April 2011

______________________________________

(Signature)

Name: ________________________________

Date: 25th of April 2011

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